Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES THAT THE AMERICAN STOCK EXCHANGE HAS ACCEPTED THE COMPANY’S COMPLIANCE PLAN
     Southampton, PA, September 19, 2008 — Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today reported that on September 16, 2008, the American Stock Exchange (“AMEX”) had accepted the Company’s Compliance Plan (the “Plan”) and agreed to continue the listing of the Company’s common stock through at least March 16, 2009, subject to the Company attaining certain milestones set forth. The Plan had been submitted on July 31, 2008 in response to a letter received from AMEX on July 2, 2008 stating that the Company was not in compliance with Section 1003 of the AMEX Company Guide. Specifically, the Company is not in compliance with Section 1003(a)(i) of the AMEX Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, Section 1003(a)(ii) of the AMEX Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years, and Section 1003(a)(iii) of the AMEX Company Guide with stockholders’ equity of less than $6,000,000 and net losses in its five most recent fiscal years. This non-compliance by the Company with Section 1003 of the AMEX Company Guide made the Company’s common stock subject to being delisted from AMEX.
     The Company has been granted an extension until March 16, 2009 to regain compliance with the continued listing standards and must meet certain milestones during that timeframe. The Company will be subject to periodic review by AMEX Exchange Staff during the extension period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the AMEX.
     As a consequence of falling below the continued listing standards of the AMEX Company Guide, the Company will be included in a list of issuers that are not in compliance with AMEX’s continued listing standards. Additionally, an indicator will be added to the Company’s trading symbol noting the Company’s non-compliance with the continued listing standards of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.
ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) the potential delisting of the Company’s common stock from the American Stock Exchange as a result of the Company’s failure to comply with the AMEX listing standards, (ii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iii) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iv) statements of future economic performance,(v) statements of assumptions and other statements about the Company or its business, (vi) statements made about the possible outcomes of litigation involving the Company, including our outstanding litigation with Disney; (vii) statements regarding the Company’s ability to obtain financing to support its operations and other expenses, and (viii) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock. The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)   Fax: 215-357-4000
ETC — Internet Home Page:     http://www.etcusa.com